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Exhibit 5.1

Vinson&Elkins

March 30, 2012

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Antero Resources Finance Corporation, a Delaware corporation (the "Company"), Antero Resources LLC, a Delaware limited liability company ("Antero LLC"), and Antero LLC's subsidiaries with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with (i) the issuance by the Company of up to $400,000,000 aggregate principal amount of its 7.5% Senior Notes due 2019 (the "New Notes") under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $400,000,000 aggregate principal amount of the Company's outstanding 7.5% Senior Notes due 2019 (the "Outstanding Notes") and (ii) the guarantees (the "Guarantees") of the New Notes by Antero LLC and its subsidiaries listed in the Registration Statement as guarantors (the "Guarantors"). The New Notes will be issued under an Indenture, dated as of August 1, 2011 (the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (ii) the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except in each case as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

        We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                      Very truly yours,

                      /s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1
Vinson&Elkins